REVOLVING LINE OF TRADE CREDIT AGREEMENT

         This Revolving Line of Trade Credit Agreement (the "Agreement") is made and entered into on this 21th day of May, 2010, by and between KOPIN CORPORATION ("Lender"), and VUZIX CORPORATION, a Delaware corporation ("Borrower").

         In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

         1.       LINE OF CREDIT. Lender hereby establishes for a period extending to May 21, 2011 (the "Maturity Date") a revolving line of credit for purchase of microdisplays from Kopin (the "Credit Line") for Borrower in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Credit Limit"). In connection herewith, Borrower shall execute and deliver to Lender a promissory note (the “Promissory Note”), substantially in the form of Exhibit A. All unpaid sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an "Advance") shall become part of the principal of said Promissory Note.

         2.       ADVANCES. Any request for an Advance may be made from time to time prior to May 21, 2011 and in such amounts as Borrower may choose; provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Further Advances will not be made when any outstanding Advance has been outstanding more than seventy- five (75) days. Requests for Advances may be made in writing by such officer of Borrower authorized by it to request such Advances. Until such time as Lender may be notified otherwise, Borrower hereby authorizes its president or any vice president to request Advances. Lender will release for delivery microdisplay purchases having a purchase price equal to the amount so requested (Advances) to the Borrower under Kopin’s normal terms and conditions. Lender may refuse to make any requested Advance if (a) an event of default has occurred and is continuing hereunder or under any purchase order either at the time the request is given or the date the Advance is to be made, (b) if an event has occurred and is continuing or condition exists which, with the giving of notice or passing of time or both, would constitute an event of default hereunder as of such dates, or (c) if any representations made hereunder shall not have been true when made or shall not be true and correct at the time of any Advance request or (d) since the date hereof there shall have been an event or circumstance or change in condition that has or could reasonably be expected to have a material adverse effect on the Borrower (financial or otherwise), its operations or its business.

        No cash advances will be made pursuant to this Agreement. An Advance shall be deemed to have been made when microdisplay products are shipped by Lender to Borrower, under Lender’s Standard terms.

         3.       INTEREST. All sums advanced pursuant to this Agreement shall bear interest from 30 days after each Advance is made until paid in full at the rate of twelve percent (12%) per annum, simple interest (the "Effective Rate").  Any overdue amounts shall bear interest at the Effective Rate plus four percent (4%).

         4.       REPAYMENT. Borrower shall pay each outstanding Advance amount within seventy-five (75) days, along with any accrued interest as per paragraph 3. The entire unpaid principal balance of all Advances, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date (as hereinafter defined). All payments shall be made to Lender at the address for notice set forth below or at such other place as Lender may, from time to time, designate. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal. Borrower may prepay principal at any time without penalty.

5.           BONUS WARRANTS. Borrower shall issue to Lender, a bonus of 555,555 non-transferable warrants (“Warrants”) in consideration of the risks taken by the Lender in extending this revolving credit line. Each Warrant shall be exercisable to acquire one share of common stock of Vuzix Corporation (each, a “Share” and collectively, the “Shares”) at a price of Cdn $0.12 per share for until the earlier to occur of:
(i) the later of (a) the Maturity Date (as such term is defined in the Promissory Note) and (b) such time as all payments of outstanding principal and interest have been made to Lender;
(ii) Five (5) years from the date of the issuance of the Warrants; or
(iii) Five (5) business days after the date when no Advances are outstanding and either the Lender has declined any further Advances pursuant  to Section 2(d) of this Agreement or the obligation of the lender to make any further Advances has terminated or expired.

The Warrants and the Shares issued upon their exercise shall be subject to standard TSXV hold periods and US SEC Rule 144 restrictions. Borrower shall have no obligation to ensure that Rule 144 is available to Lender at any time.

6.       REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

                  a.       Borrower is a duly organized, validly existing, and in good standing under the laws of the State of Delaware with the power to own its assets and to transact business in New York, and in such other states where its business is conducted and the nature of its activities require it to so qualify.

                  b.       Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

                  c.       The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of its assets, except to the extent provided herein.

                  d.       There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse effect on the financial condition of Borrower or the operation of its business.

 e.        Borrower shall grant Lender a subordinated security interest in all the assets of Borrower (“Collateral” as listed in Exhibit B), in accordance with Article 9 of the Uniform Commercial Code as in effect in the State of New York. Such security interest shall be subordinated to (a) all existing security interest and (b) all security interests granted to secure the obligation to repay money borrowed for Borrower’s use in the ordinary course of its business. The security interest granted to Lender shall be pari passu with all security interests granted by lender to its suppliers to secure Borrower’s obligation to pay the cost of goods purchased from them for Borrower’s use in the ordinary course of its business.

         7.       EVENTS OF DEFAULT. An event of default will occur if any of the following events occurs:

                  a.       Failure to pay any principal or interest hereunder when due or any failure to issue Lender the Warrants on or before the date that is ten (10) days after the date of this Agreement.

                  b.       Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

                  c.       Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement or any purchase order, other than a default constituting a separate and distinct event of default under this Paragraph 7, provided that such default, if curable, is not cured within thirty (30) days after notice thereof.

                  d.       Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

                  e.       Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, unless such petition is dismissed within sixty (60) days after the date that it is filed.

f.          Since the date hereof there shall have been an event or circumstance or change in condition that has or could reasonably be expected to have a material adverse effect on the Borrower (financial or otherwise), its operations or its business.

        8.       REMEDIES. Upon the occurrence and during the continuance of an event of default as defined above, Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees.

        9.       NOTICE. Any written notice will be deemed effective on the date such notice is personally delivered or is placed in the United Sates mail, certified or registered mail, return receipt requested, postage prepaid, addressed to the party to which notice is being given as follows:

Lender:	Kopin Corporation
Attn: Richard Sneider
200 John Hancock Road
Taunton, MA 02780
Tel: 508-824-6696 Fax: 508-824-6958

Borrower:	Vuzix Corporation
Attn.: Paul Travers, President & CEO
75 Town Centre Drive
Rochester, NY 14623
Tel: 585-359-5900 Fax: 585-359-4172

A party may change its address for notice by giving the other party notice of such change in accordance with the provisions of this Paragraph.

         10.       GENERAL PROVISIONS. All representations and warranties made in this Agreement and the Promissory Note and in any certificate delivered pursuant thereto shall survive the execution and delivery of this Agreement and the making of any loans hereunder. This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Agreement, the Promissory Note, and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of New York. Any provision of this Agreement and Promissory Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction. Article and Section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose. This Agreement will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof. This Agreement may not be amended or modified except in writing signed by the parties.

EXECUTED on the day and year first written above.

Borrower:	Vuzix Corporation

	By:	/s/ Paul Travers
Name: Paul Travers
Title: President & CEO

Lender:	Kopin Corporation

	By:	/s/ Richard Sneider
Name: Richard Sneider
Title: CFO

Exhibit A

Secured Promissory Note

Rochester, NY

May 21, 2010

         This Promissory Note (the "Note") is made and executed as of the date referred to above, by and between VUZIX CORPORATION, a Delaware corporation (the "Borrower"), and KOPIN CORPORATION ("Lender"). By this Note, the Borrower promises and agrees to pay to the order of Lender, at 200 John Hancock Road, Taunton, Massachusetts or at such other place as Lender may designate in writing, the aggregate unpaid principal sum of all Advances made to the Borrower by the Lender hereunder and pursuant to the terms of a Revolving Line of Trade Credit Agreement dated the same date as the date of the Note (the "Loan Agreement"), together with interest thereon commencing thirty (30) days from the date each Advance is made until paid in full, at a simple interest rate of twelve percent (12%) per annum, (the “Effective Rate”).  Any overdue amounts shall bear interest at the Effective Rate plus four percent (4%).  Anything contained in this Note to the contrary notwithstanding, the Lender does not intend to charge and the Borrower shall not be required to pay interest or other charges in excess of the maximum rate permitted by applicable law.  Any payments in excess of such maximum rate shall be refunded to the Borrower or credited against principal.

Terms that are capitalized in this Note that are not otherwise defined herein shall, if so defined, have the meanings given to them in the Loan Agreement.

The Borrower hereby authorizes the Lender to endorse on the Schedule annexed to this Note all Advances made to the Borrower and all payments of principal amounts in respect of such Advances, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of and unpaid interest on all Loans; provided, however, that the failure to make such notation with respect to any Loan or payment shall not limit or otherwise affect the obligations of the Borrower under the Agreement or this Note. For purposes of this Note, an Advance shall be deemed to have been made when products are shipped by Lender to Borrower, under Lender’s standard terms.

The Borrower shall pay each outstanding Advance amount within seventy-five (75) days from the date of such Advance, along with any accrued interest as per paragraph 3 of the Loan Agreement.  The entire unpaid principal balance, together with any accrued interest, shall be due and payable on May 21, 2011 or such later date as the Borrower and the Lender shall agree upon in writing (the "Maturity Date").

         Prepayment in whole or part may occur at any time hereunder without notice or penalty; provided that any such partial prepayment shall not operate to postpone or suspend the obligation to make, and shall not have the effect of altering the time for payment of the remaining balance of the Note as provided for above, unless and until the entire obligation is paid in full. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to the earliest Advances of principal made hereunder.

         Upon the occurrence, and at any time during the continuance, of an event of default, the Lender, at the Lender’s option and without the need for presentment, demand, protest, or other notice of any kind, may declare all unpaid principal hereof and interest hereunder to be immediately due and payable and same shall become immediately due and payable upon such declaration.  An event of default will occur if any of the following events occurs: (a) failure to pay any principal or interest hereunder after the same becomes due; (b) if any representation or warranty made by Borrower in the Loan Agreement or in connection with any borrowing or request for an advance thereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made; (c) default by Borrower in the observance or performance of any other covenant or agreement contained in the Loan Agreement, other than a default constituting a separate and distinct event of default under Paragraph 7 of the Loan Agreement, provided that such default, if curable is not cured within thirty (30) days after notice thereof; (d) filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing; or (e) filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, unless such petition is dismissed within sixty (60) days after the date that it is filed; (f) since the date hereof there shall have been an event or circumstance or change in condition that has or could reasonably be expected to have a material adverse effect on the Borrower (financial or otherwise), its operations or its business.

         Any notice or demand to be given to the parties hereunder shall be deemed to have been given to and received by them and shall be effective when personally delivered or when deposited in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to the party at his or its last known address, or at such other address as the one of the parties may hereafter designate in writing to the other party.

         The Borrower hereby waives presentment for payment, protest, demand, notice of protest, notice of dishonor, and notice of nonpayment, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time by the Lender without in any way affecting its liability hereunder.

         In the event any payment under this Note is not made at the time and in the manner required, the Borrower agrees to pay any and all costs and expenses which may be incurred by the Lender hereof in connection with the enforcement of any of its rights under this Note or under any such other instrument, including court costs and reasonable attorneys' fees.

         This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York.

EACH OF THE LENDER AND BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION.  EACH OF THE LENDER AND BORROWER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND, ARISING UNDER OR OUT OF, OR OTHERWISE RELATED TO OR OTHERWISE CONNECTED WITH, THIS NOTE AND/OR ANY RELATED DOCUMENT.

Borrower:	Vuzix Corporation

By:
Name: Paul Travers
Title: President & CEO

Lender:	Kopin Corporation

By:
Name: Richard Sneider
Title: CFO

SCHEDULE TO NOTE

Date	Amount of Principal Advance	Amount of Principal Repaid	Amount of Interest Accrued	Amount of Interest Paid	Unpaid Principal Balance of Note	Name of Person Making Notation

EXHIBIT B

COLLATERAL

All of the Lender’s personal property of every kind and nature and wherever located, now owned or hereafter acquired, and the proceeds thereof, as follows:

(a)
All of Lender’s Accounts (as defined in Section 9-106 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) whether secured or unsecured, now owned or hereafter acquired, and the proceeds thereof (the "Accounts");

(b)	All of Lender’s Instruments (as defined in Section 9-105(1)(i) of the UCC), now owned or hereafter acquired, and the proceeds thereof;

(c)	All of Lender’s Chattel Paper (as defined in Section 9-105(1)(b) of the UCC), now owned or hereafter acquired, and the proceeds thereof;

(d)	All of Lender’s General Intangibles (as defined in Section 9-106 of the UCC), now owned or hereafter acquired, and the proceeds thereof (the "General Intangibles");

(e)	All of Lender’s Inventory (as defined in Section 9-109(4) of the UCC), now owned or hereafter acquired, and the proceeds thereof (the "Inventory");

(f)
All of Lender’s Equipment (as defined in Section 9-109(2) of the UCC) and all attachments, accessories, parts or tooling relating thereto and all replacements for the foregoing, in each case now owned or hereafter acquired, and the proceeds thereof (the "Equipment");

(g)
All of Lender’s Insurance with respect to the Inventory, General Intangibles, Fixtures, Equipment and Goods against risks of fire, theft or any other physical damage or loss, now owned or hereafter acquired, and the proceeds thereof, and all insurance insuring the payment of Accounts, now owned or hereafter acquired, and the proceeds thereof;

(h)
All goodwill, trade names, trademarks, trade secrets, know-how, inventions, patents, patent applications, copyrights and other intellectual property, now owned or hereafter acquired by Maker, or any rights of Maker with respect to any of the foregoing, now owned or hereafter acquired, whether or not any of the same are covered in other categories of this Schedule, and the proceeds thereof;

(i)	All of Lender’s Documents of Title (as defined in Section 1-201-(15) of the UCC), now owned or hereafter acquired, and the proceeds thereof;

(j)
All of Lender’s Goods (as defined in Section 2-105(1) of the UCC), now owned or hereafter acquired, whether or not any of the same are covered in other categories of this Schedule, and the proceeds thereof (the "Goods");

(k)	All of Lender’s Fixtures (as described in Section 9-313 of the UCC), now owned or hereafter acquired, and the proceeds thereof (the "Fixtures");

(l)	All of Lender’s Investment Property (as defined in Section 9-115 of the UCC), now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom (the "Investment Property");

(m)
All of Lender’s right, title and interest in all of its books, records, ledger sheets, files and other data and documents, now owned or hereafter existing, relating to any of the items listed in Sections (a) through (k) above;

(n)
All of Lender’s rights as a seller of goods under Article 2 of the UCC with respect to the Inventory, and as to goods represented by or securing any of the Accounts, all of Debtor's rights therein including, without limitation, rights of stoppage in transit, replevin and reclamation; and

(o)
All guarantees, mortgages and real or personal property leases or other written or oral agreements or property securing or relating to any of the items referred to above, or acquired for the purpose of securing and enforcing any of such items; and

(p)
All sums at any time standing to Lender’s credit on Secured Party's books, and all moneys, securities and other property of Maker at any time in Secured Party's possession or in which Lender has a lien or security interest, and all proceeds thereof.